Exhibit 13


                 STOCK REGISTRATION AND RESTRICTION AGREEMENT



         This Stock Registration and Restriction Agreement ("Stock Agreement") is made and entered into as of October 27, 2004, by and between Mattson Technology, Inc. ("Mattson") on the one hand and each holder of securities of Vortek Industries Ltd. listed on the signature page to this Stock Agreement (the "Vortek Securityholders") on the other hand. Capitalized terms used but not specifically defined in this Stock Agreement have the meanings given to them in the Arrangement Agreement by and between Mattson and Vortek Industries Ltd. ("Vortek") (as the same may be amended from time to time, the "Arrangement Agreement").

         WHEREAS, subject to the terms and conditions of the Arrangement Agreement, Mattson will acquire all of the outstanding capital stock and certain indebtedness of Vortek in exchange for the issuance and delivery (the "Stock Issuance") of up to an aggregate of one million five hundred thousand (1,500,000) shares of common stock, $0.001 par value, of Mattson (the "Mattson Common Shares") allocated among the Vortek Securityholders as specified in the Arrangement Agreement; and

         WHEREAS, among other rights and obligations of the parties set forth in this Agreement, Mattson desires to impose certain restrictions, and the Vortek Securityholders desire to obtain certain rights, relating to the sale and transfer of Mattson Common Shares issued in the Stock Issuance.

         NOW, THEREFORE, in consideration of the terms, covenants and conditions herein, given or made by each party hereto, and other good and valuable consideration, the receipt and sufficiency of which are is hereby acknowledged by each party receiving the same, the parties hereto hereby mutually agree as follows:

     1. Exemptions from Securities Law Registration.

                  (a) Generally. The Stock Issuance will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), under any of Regulation S promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act (the "Regulation S Exemption"), or Rule 506 under Regulation D promulgated under the Securities Act (the "Regulation D Exemption"). The Stock Issuance will be exempt from or comply with applicable securities registration, prospectus delivery or qualification requirements of Canada and Germany.

                  (b) Restricted Shares. Mattson Common Shares issued under the Regulation S Exemption or the Regulation D Exemption shall be considered "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act (the "Restricted Securities"), and the holders thereof will not re-offer or resell those restricted securities other than in conformity with the registration requirements of the Securities Act, or pursuant to Rule 144 promulgated thereunder, or pursuant to another available exemption from those requirements. Mattson agrees that, prior to the Stock Issuance, it will deliver written notice to each Vortek Securityholder identifying the relevant exemption under the Securities Act applicable to the Mattson Common Shares allocated to such Vortek Securityholder.

                  (c) Legends on Stock Certificates. The certificates evidencing Mattson Common Shares shall bear legends imprinted on the certificates in accordance with the following provisions to the extent applicable:

         (1) Subject to Section l(c)(3), certificates representing Mattson Common Shares issued to each Vortek Securityholder under the Regulation S Exemption or the Regulation D Exemption shall bear the following restrictive legend:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES WITHIN THE MEANING OF, AND HAVE NOT BEEN REGISTERED UNDER, THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR (ii) A WRITTEN OPINION OF THE LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER AND FURNISHED AT THE EXPENSE OF THE HOLDER OF THIS CERTIFICATE THAT SUCH REGISTRATION IS NOT REQUIRED."

         (2) Notwithstanding any other provision set forth above and subject to Section l(c)(3) all certificates representing Mattson Common Shares also shall bear the following restrictive legend:

                           "IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL CONTRACTUAL LIMITATIONS ON ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION AS SET FORTH IN THAT CERTAIN STOCK REGISTRATION AND RESTRICTION AGREEMENT BY AND AMONG THE ISSUER AND CERTAIN HOLDERS OF SECURITIES OF VORTEK INDUSTRIES LTD., A COPY OF WHICH IS AVAILABLE WITHOUT CHARGE FROM THE SECRETARY OF THE ISSUER AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

         (3) Mattson is permitted to issue stop transfer orders to its transfer agent to assure compliance with the legends set forth above. Certificates representing Mattson Common Shares that are reissued for sales in accordance with an effective registration statement filed pursuant to the Securities Act or for sales to the public in compliance with Rule 144 promulgated under the Securities Act will not bear the restrictive legends set forth in Sections in Section l(c)(l), and no certificates representing Mattson Common Shares that are reissued after the expiration of one hundred twenty (120) days after the Effective Time will bear the legend set forth in Section 1 (c)(2).

         (4) Upon the written request of a holder of any Mattson Common Share certificate, Mattson shall remove the restrictive legend (i) set forth Section 1 (c)(2) after the expiration of one hundred twenty (120) days after the Effective Time and/or (ii) set forth in Section l(c)(l) if such Mattson Common Shares are freely tradable under Rule 144 promulgated under the Securities Act.

                  (d) Investment Representations. Each of the Vortek Securityholders, individually and not as to others, represents and warrants to Mattson, that it:

         (1) is receiving the Mattson Common Shares for its own account for investment, and not with a view to any public distribution thereof within the meaning of the Securities Act;

         (2) has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the Mattson Common Shares and to make an informed investment decision with respect to Mattson Common Shares; and

         (3) either (A) is not a "U.S. Person" within the meaning of Rule 902(g) of Regulation S promulgated under the Securities Act, or (B) is an "accredited investor" within the meaning of Rule 501 (a) of Regulation D promulgated under the Securities Act.

2. Additional Resale Restrictions. In addition to any restrictions imposed by applicable laws (including without limitation Rule 144 promulgated under the Securities Act):

                  (a) Percentage Resale Limitations. Each Vortek Securityholder agrees on behalf of itself (and not on behalf of any other Vortek Securityholder) that, during the period beginning from the date of the Stock Issuance and continuing to and including the date that is one hundred and twenty (120) calendar days after the Effective Time, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Mattson Common Shares except as follows:

         (1) Each Vortek Securityholder may sell a number of Mattson Common Shares during the first sixty (60) days following the Effective Time equal to up to 25% of the total Mattson Common Shares allocable to that Vortek Securityholder (including in such total those Mattson Common Shares subject to the Escrow Fund) as provided in the Arrangement Agreement (such Vortek Securityholder's "Allocated Shares"), provided, that the number of such Allocated Shares sold in any seven
                  (7) calendar day period will not exceed one-third (1/3) of the 25% amount; and

         (2) Each Vortek Securityholder may sell up to an additional 25% of its Allocated Shares after the first sixty (60) days following the Effective Time and before the date that is one hundred twenty (120) days after the Effective Time.

                  (b) No Hedging or Other Indirect Transfers. Each Vortek Securityholder agrees that the restriction in Section 2(a) prohibits it from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Mattson Common Shares even if such shares would be disposed of by someone other than the Vortek Securityholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Mattson Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

                  (c) Exceptions for Permitted Transfers. Notwithstanding anything in this Stock Agreement to the contrary, during the period that Mattson Common Shares are restricted under Section 2(a), each Vortek Securityholder may nevertheless transfer its Allocated Shares issued outside of the Escrow Fund and any interest in Mattson Common Shares held in the Escrow Fund or any right to receive such Allocated Shares and such interest in the Escrow Fund (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing reasonably satisfactory to Mattson to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, provided that the trustee of the trust agrees in writing reasonably satisfactory to Mattson to be bound by the restrictions set forth herein, and provided, further, that any such transfer will not involve a disposition for value, or (iii) if the Vortek Securityholder is a corporation, partnership or similar business or investment entity, to any affiliate of the holder (not to exceed two such affiliates per initial Vortek Security holder without Mattson's prior written consent not to be unreasonably withheld or delayed), provided that the affiliate agrees in writing reasonably satisfactory to Mattson to be bound by the restrictions set forth herein and provided, further, that any such transfer will not involve a disposition for value (each transferee pursuant to (i), (ii) and (iii) above a "Permitted Transferee"), If Mattson Common Shares so transferred have previously been included in the Registration Statement (as defined below), the Permitted Transferee will not be eligible to sell the Mattson Common Shares pursuant to the Registration Statement unless the Permitted Transferee is already named in the prospectus that is part of the Registration Statement, is not required to be so named under certain SEC policies or Mattson amends the Registration Statement to add that Permitted Transferee to the Prospectus.

                  (d) When Restrictions End. The restrictions of Sections 2(a), 2(b) and 2(c) automatically cease upon the close of the Nasdaq National Stock Market (or such other national securities exchange or automated quotation system upon which shares of Mattson common stock are listed) on the 120th day following the Effective Time. However, for the avoidance of doubt, the Vortek Securityholders acknowledge that they cannot sell Mattson Common Shares held in the Escrow Fund except to the extent those shares are released from escrow pursuant to the Escrow Agreement.

                  (e) No Premature Short Sales of Registered Shares. Each Vortek Securityholder further agrees that, if any of its Mattson Common Shares are registered for resale pursuant to Section 4 hereof, it will not make any short sale of Mattson Common Shares "against the box" or otherwise before the Registration Statement becomes effective. Each Vortek Securityholder acknowledges that any such short sale made prior to an effective registration statement is a violation of Section 5 of the Securities Act. This restriction applies notwithstanding any other provision of this Stock Agreement or any securities law exemptions otherwise referred to herein.

                  (f) Material Nonpublic Information. Nothing in this Stock Agreement relieves any Vortek Securityholder or other person from liability under United States securities laws for engaging in any sales or purchases of Mattson securities while that person is aware of any material nonpublic information about Mattson. Any persons deemed to be affiliates of Mattson agree not to sell any shares of Mattson Common Shares in violation of the foregoing laws or in violation of the trading windows that Mattson establishes from time to time (and nothing in this Stock Agreement relieves any such affiliate from such restrictions).

3. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, Mattson agrees separately with each Vortek Securityholder to:

                  (a) Make and keep adequate current public information available as those terms are defined in Rule 144(c) under the Securities Act, at all times after the Effective Time and until all Mattson Common Shares have been resold by the Vortek Securityholder or are eligible to be resold by that Vortek Securityholder pursuant to Rule 144(k);

                  (b) So long as a Vortek Securityholder owns any Restricted Securities, furnish to the Vortek Securityholder forthwith upon request a written statement by Mattson as to its compliance with the public information requirements of Rule 144(c).

4.   Registration Rights.

                  (a) Filing and Effectiveness. Mattson shall use its commercially reasonable efforts to prepare and file, on the first business day following the Effective Time, a registration statement on Form S-3 (including any preliminary or final prospectus, exhibit, supplement or amendment, the "Registration Statement") for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act by the Vortek Securityholders and any Permitted Transferee that a Vortek Securityholder has identified in a written notice delivered to Mattson at least two (2) days prior to the filing of such Registration Statement, covering all of the Mattson Common Shares other than those Mattson Common Shares deposited in the Escrow Fund (the "Registrable Shares"). After the filing of the Registration Statement, Mattson will use its commercially reasonable efforts to cause the SEC to declare the Registration Statement effective under the Securities Act as promptly as possible within the rules, regulations and policies of the SEC and applicable United States securities laws, and otherwise use all commercially reasonable efforts to make a request for acceleration of effectiveness after filing a Form 8-K with required financial statement information so that the Registration Statement becomes effective as promptly as possible after the Effective Time. Mattson agrees to notify each Vortek Securityholder promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the SEC. The parties acknowledge that one of the factors impacting Mattson's ability to file the Form 8-K is Vortek's delivery of audited financials prepared in accordance with United States generally accepted accounting principles and the rules and regulations of the United States Securities and Exchange Commission.

                  (b) Period of Effectiveness. Mattson agrees to use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus incorporated therein (the "Prospectus") and take such other action, if any, as may be necessary to keep the Registration Statement effective and notify each Vortek Securityholder and each Permitted Transferee named in the Registration Statement of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading until the earlier to occur of (i) the date on which all of the Registrable Shares thereunder have been sold,
         (ii) the date on which all of the Mattson Common Shares then held by the Vortek Securityholders could be sold pursuant to Rule 144 (or any comparable or successor provision) in any ninety (90) day period, or
         (iii) the date that is one (1) year after the date on which the Registration Statement was declared effective by the SEC or such later date as shall result from any extension of the one year period pursuant to Section 4(c) (the date in this clause (iii) is referred to as the "Final Availability Date"). The right of each Vortek Securityholder to effect sales of Registrable Shares pursuant to the Registration Statement will automatically terminate on or after the Final Availability Date upon the receipt by each Vortek Securityholder and each Permitted Transferee named in the Registration Statement of a written notice that the Registration Statement is no longer effective, and thereafter Mattson will not be obligated to instruct its transfer agent to process any orders for sales that purport to be made pursuant to the Registration Statement. Each Vortek Securityholder agrees not to effect any sales of Registrable Shares under the Registration Statement after its receipt of the notice referred to in the preceding sentence.

                  (c) Permitted Suspension. During the period the Registration Statement is effective and available for resales of the Registrable Shares by Vortek Securityholders, Mattson will have the right to require (effective upon giving written notice to each Vortek Securityholder) that all Vortek Securityholders suspend public offers and sales of their Registrable Shares whenever and for so long as (i) Mattson would be required to disclose any material actions taken or proposed to be taken by Mattson, which disclosure would, in Mattson's good faith judgment after consultation with its legal counsel, have a material adverse effect on Mattson or on such actions, provided that in the event Mattson exercises its suspension right under this
         Section 4(c)(i), such suspension shall continue only for the period of time necessary for disclosure to occur that is not detrimental to Mattson and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Mattson after consultation with counsel and in any event for no more than ninety (90) days, (ii) Mattson is for any reason whatsoever instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales under the Registration Statement, or
         (iii) Mattson is for any reason unable to comply with the SEC's published requirements for continued use or effectiveness of the Registration Statement. Mattson will use all commercially reasonable efforts to minimize the length of any suspension under this Section 4(c). No such suspension will be considered to be a breach of this Stock Agreement. The one (1) year period described in Section 4(b) will be extended by the number of days that sales under the Registration are suspended under this Section 4(c). If there is a suspension, Mattson agrees to use its commercially reasonable efforts, if necessary, to have the SEC declare the Registration Statement or any required post effective amendment thereto effective or withdraw any stop order, and shall give written notice to each Vortek Securityholder that such suspension is terminated as soon as reasonably practicable after the conditions that gave rise to the suspension no longer exist.

                  (d) Mattson shall promptly furnish to each Vortek Securityholder with respect to the Registrable Shares such reasonable number of copies of the Prospectus, including any preliminary Prospectus and supplements to or amendments of the Prospectus, as any Vortek Securityholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Vortek Securityholders.

                  (e) During the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, Mattson shall file all documents required to be filed with the SEC pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

                  (f) Mattson shall file documents required of it for customary Blue Sky clearance in all states requiring the Blue Sky clearance, upon request by any Vortek Securityholder; provided. however, that Mattson shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                  (g) Certain Procedures. The Vortek Securityholders are individually and solely responsible for assuring their own compliance with the requirements applicable to selling any Mattson Common Shares included on their behalf in the Registration Statement, including without limitation the requirement on the part of the Vortek Securityholder deliver timely a copy of the final Prospectus to all buyers of such shares, compliance with the plan of distribution and related alternatives and limitations for selling shares described in the Prospectus, and not permitting transferees to purport to sell under the Registration Statement unless the transferees have been named (or are not required to be named) as selling stockholders in accordance with the SEC's rules and policies. Mattson will not be obligated to file more than one Registration Statement under this
         Section 4 and will not be obligated to file more than one amendment for the primary purpose of listing Permitted Transferees as additional selling stockholders but shall otherwise include as a selling party those Permitted Transferees indicated by a Vortek Securityholder in a written notice received by Mattson at least two
         (2) days prior to the filing of any amendment to the Registration Statement filed for any other purpose. Mattson is not obligated without its prior discretionary consent to participate in any way in any engagement of underwriters by the Vortek Securityholders in connection with the registration of the Registrable Shares under this
         Section 4. Each Vortek Securityholder agrees to provide timely to Mattson in writing all information required by Mattson in order to name each selling security holder and disclose related information in the prospectus included in the Registration Statement in compliance with applicable requirements of Form S-3 and published SEC rules and policies (and such information so furnished in writing to Mattson shall specifically state, if requested by Mattson, that the information is for use in preparation of the Registration Statement for purposes of Sections 6(a) and (b)). Mattson shall distribute a draft of the initial Form S-3 to the Vortek Securityholders in order that they may review and comment on the registration statement prior to its filing.

                  (h) Expenses. Mattson will pay all reasonable and customary expenses incurred in connection with the filing and effectiveness of the Registration Statement pursuant to Section 4(a) and the listing of the Mattson Shares pursuant to Section 5 and including Sections 4(d), 4(e), and 4(f), except for the following that will be borne by the Vortek Securityholders: brokers' commissions and/or underwriting discounts payable by the Vortek Securityholders on any sales of Registrable Shares by them and any fees and expenses of any legal counsel or other professional advisors that may be retained by the Vortek Securityholders.

5. Listing of Mattson Common Shares. On or prior to the Effective Time, Mattson agrees to secure the listing of the Mattson Common Shares upon each national securities exchange or automated quotation system upon which shares of Mattson common stock are listed and, so long as any Vortek Securityholder owns any of the Mattson Common Shares, shall maintain such listing of all Mattson Common Shares. Mattson has taken no action designed to delist, or which is likely to have the effect of delisting the shares of Mattson common stock.

6.   Indemnification.

                  (a) Mattson Duty to Indemnify. In connection with the registration effected pursuant to Section 4, to the extent permitted by law, Mattson shall indemnify and hold harmless each Vortek Securityholder and each of their respective officers, directors, and each other person, if any, who controls such Vortek Securityholder within the meaning of the Securities Act or the Exchange Act (each a "Securityholder Indemnified Party") against any losses, claims, damages, liabilities or expenses to which such Securityholder Indemnified Party may become subject under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effective with the written consent of Mattson, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading or arise out of or are based on any failure of Mattson to perform its obligations under this Stock Agreement or under applicable law relating to the subject matter of this Agreement, and Mattson will reimburse each Securityholder Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that Mattson will not be liable to any Securityholder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any other document filed as a part thereof in reliance upon and in conformity with written information furnished to Mattson through an instrument duly executed by or on behalf of the applicable Securityholder Indemnified Party specifically stating that it is for use in the preparation thereof; and provided, further, that Mattson will not be liable to any Securityholder Indemnified Party, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of the applicable Securityholder Indemnified Party's failure to send or give a copy of the final Prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Shares to such person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Vortek Securityholders prior to the written confirmation of the sale of Mattson Common Shares to such person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Vortek Securityholders and will survive the transfer of such securities by the Vortek Securityholders.

                  (b) Vortek Securityholders' Duty to Indemnify. Subject to
         Section 6(e), each Vortek Securityholder will severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) Mattson, each director of Mattson, each officer of Mattson and each other person, if any, who controls Mattson within the meaning of the Securities Act or the Exchange Act (each a "Mattson Indemnified Party"), with respect to any untrue statement of material fact or alleged untrue statement of material fact in or omission or alleged omission from the Registration Statement, if such statement or alleged statement or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, was made in reliance upon and in conformity with written information furnished to Mattson through an instrument respectively executed by the applicable indemnifying Vortek Securityholder specifically stating that it was for use in the preparation of the Registration Statement. Such indemnity will remain in full force and effect, regardless of any investigation made by or on behalf of any Mattson Indemnified Party and will survive the transfer of such securities by the Vortek Securityholder.

                  (c) Procedure. Promptly after receipt by an indemnified party under Sections 6(a) or 6(b) above of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such section, promptly notify each indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under this Section 6 to the extent it is not prejudiced as a result of such failure. In case any such action will be brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it will wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are inconsistent with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval of the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for contribution or otherwise under this Section 6 for any legal expenses or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless: (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party, subject to the limitations on Mattson's liabilities contained in Sections 6(a) and 6(d) and on the Vortek Securityholders' liabilities contained in Sections 6(b), 6(d) and 6(e). No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) Contribution. If for any reason the indemnification provided for in this Section 6 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 6 in respect to any losses, claims, damages, liabilities or expenses referred to in this Stock Agreement, then subject to Section 6(e) each applicable indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. The relative fault of Mattson and each applicable Vortek Securityholder shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Mattson or by such Vortek Securityholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and/or its distribution. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(c) and 6(e), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under Section 6(a); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 6(c) for purposes of indemnification. Mattson and each Vortek Securityholder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined solely by pro rata allocation (even if the Vortek Securityholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6(d), neither party will be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 6 was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Vortek Securityholders' obligations to contribute pursuant to this Section 6(d) are several and not joint.

                  (e) Notwithstanding the provisions of this Section 6, no Vortek Securityholder shall be required to indemnify any Mattson Indemnified Party for or contribute to a Mattson Indemnified Party any amount that exceeds the amount by which (i) the proceeds received by such Vortek Securityholder for the Mattson Common Shares sold pursuant to a registration statement that contains an untrue or alleged untrue statement or omission or alleged omission exceeds (ii) the amount of any damages that such Vortek Securityholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

7.   General Provisions.

                  (a) Termination. This Stock Agreement will automatically and without notice terminate and cease to be effective for any purpose upon termination of the Arrangement Agreement in accordance with its terms.

                  (b) Governing Laws and Forum. Notwithstanding any other provision of the Arrangement Agreement described in the recitals to this Stock Agreement or other agreements referred to in the Arrangement Agreement, the internal laws of the State of California (without reference to its principles of conflicts of law) govern the construction, interpretation and other matters arising out of or in connection with this Stock Agreement (whether arising in contract, tort, equity or otherwise). With respect to any action or other legal proceeding arising out of or in connection with this Stock Agreement (whether arising in contract, tort, equity or otherwise), the parties irrevocably (i) consent and submit to the non-exclusive jurisdiction of federal and state courts located in Santa Clara County of California, (ii) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient, and (iii) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

                  (c) Binding Effect and Assignment. This Stock Agreement binds and benefits the parties and their respective successors and assignees, except that each Vortek Securityholder agrees not to enter into, cause or permit any assignment any of its registration rights under Section 4 hereof other than to a Permitted Transferee without the prior written consent of Mattson (not to be unreasonably withheld).

                  (d) Severability. If any provision of this Stock Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Stock Agreement remain in full force, if the essential terms and conditions of this Stock Agreement for each party remain valid, binding and enforceable.

                  (e) Entire Agreement. This Stock Agreement constitutes the final agreement between the parties, and is the complete and exclusive statement of the parties' agreement on the matters contained in this Stock Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Stock Agreement are superseded by this Stock Agreement.

                  (f) Counterparts. The parties may execute this Stock Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Stock Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission which includes a copy of the sending party's signature(s) is as effective as signing and delivering the counterpart in person.

                  (g) Expenses. Except as specified otherwise in this Stock Agreement or the Arrangement Agreement, each party will pay its own professional fees and other expenses incurred by it in connection with this Stock Agreement and the transactions contemplated by this Stock Agreement.

                  (h) Amendment. The parties may amend this Stock Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Stock Agreement; provided, that any amendment of this Stock Agreement may be entered into and shall be effective if signed by Mattson and Vortek Securityholders or their Permitted Transferees beneficially owning more than fifty percent (50%) of the Mattson Common Shares then held by the initial Vortek Securityholders or their Permitted Transferees.

                  (i) Waiver. The parties may waive a provision of this Stock Agreement only by a writing signed by the party intended to be bound by the waiver. A party is not prevented from enforcing any right, remedy or condition in the party's favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party's rights and remedies in this Stock Agreement is not intended to be exclusive, and a party's rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

                  (j) Notices. Each party giving any notice required or permitted under this Stock Agreement will give the notice in writing, and use one of the following methods of delivery to the party to be notified, at the address set forth below or another address of which the sending party has been notified in accordance with this Section 7(j): (i) personal delivery, (ii) facsimile or telecopy transmission with a reasonable method of confirming transmission, (iii) commercial overnight courier with a reasonable method of confirming delivery, or
         (iv) pre-paid, United States of America certified or registered mail, return receipt requested. Notice to a party is effective for purposes of this Stock Agreement only if given as provided in this Section 7(j) and if the intended addressee has actually received the notice.

                  If to the Vortek Securityholders:

                  To the respective addresses or facsimile numbers set forth opposite their signatures to this Stock Agreement;

                           With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Suite 1100
                           Palo Alto, California 94301
                           Attention: Marc R. Packer


                           If to Mattson:
                           Mattson Technology, Inc.
                           47131 Bayside Parkway
                           Fremont, California 94538
                           Attention: General Counsel

                  (k) Construction of Agreement.

         (1) Where this Stock Agreement states that a party "will" or "shall" perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Stock Agreement.

         (2) In the negotiation of this Stock Agreement, each party has received advice from its own attorney. This Stock Agreement is not to be construed for or against any party based on which party drafted any of the provisions of this Stock Agreement.

         (3) The captions, titles and headings, and table of contents, included in this Stock Agreement are for convenience only, and do not affect this Stock Agreement's construction or interpretation.

         (4) This Stock Agreement does not, and is not intended to, confer any rights or remedies in favor of any person other than the parties signing this Stock Agreement and Permitted Transferees, except as may be specifically set forth in other provisions of this Stock Agreement.

         (5) Each reference to "law" in this Stock Agreement includes any foreign, federal, state or local statute, ordinance, regulation, rule, code, treaty, common law or other form of law. The words "including," "includes," or "include" are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as "without limitation" or "but not limited to" are used in each instance.

                  (1) No Joint Venture. Nothing in this Stock creates a joint venture or partnership between the parties. This Stock Agreement does not authorize any party (i) to bind or commit, or to act as an agent, employee or legal representative of, another party, except as may be specifically set forth in other provisions of this Stock Agreement, or (ii) to have the power to control the activities and operations of another party. The parties are independent contractors with respect to each other under this Stock Agreement. Each party agrees not to hold itself out as having any authority or relationship contrary to this Section 6(1).

                  (m) Number and Gender. Any reference in this Stock Agreement to the singular includes the plural where appropriate. Any reference in this Stock Agreement to the masculine, feminine or neuter gender includes the other genders where appropriate.

         In witness of the above, the parties below have caused this Stock Agreement to be duly executed as of the date first written above.



MATTSON TECHNOLOGY, INC.


By: /s/ Robert B. MacKnight
    ----------------------------
Name:  Robert B. MacKnight

Title: Chief Operating Officer

Vortek Security Holders                    Addresses and Facsimile Numbers of
                                           Vortek Securityholders

BCI VENTURES INC.                          137 South Oxley
                                           West Vancouver, British Columbia
By: /s/ Barclay Isherwood                  Canada V7V 1G8
    --------------------------             Facsimile:
Print Name: Barclay Isherwood
Title: Director


TRIAN EQUITIES LTD.

By: /s/ R. A. McLean                       Suite 210, 4240 Manor Street
    --------------------------             Burnaby, British Columbia
Print Name: R. A. McLean                   Canada V5G 1B2
Title: C.E.O.                              Facsimile:


WEST STEAG PARTNERS GMBH

By: /s/ Berthold Liertke-Daldrup           Ruettenscheider Str. 1-3
    -----------------------------          45128 Essen
Print Name: Berthold Liertke-Daldrup, Dr.  Germany
Title: Managing Director                   Facsimile:

By: /s/ Rolf Thaler
    ---------------
Print Name: Rolf Thaler, Dr.
Title: Managing Director


LAKE STREET CAPITAL FUND I, L.P.

By: /s/ Zachary Abrams                     16th Floor, 601 Montgomery Street
    ------------------------               San Francisco, California
Print Name:  Zachary Abrams                USA 94111
Title: Managing Member of the              Facsimile:
Lake Street Capital, LLC the
General Partner of Lake Street
Capital Fund I, L.P.


VENTRUM GMBH& Co.

By: /s/ Berthold Liertke-Daldrup           Selliner Strasse 10
    -----------------------------          D-01109 Dresden
By: /s/ Rolf Thaler                        Germany
    -----------------------------          Facsimile:
Print Name: Berthold Liertke-Daldrup

Print Name: Rolf Thaler
            -----------
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128


/s/ Berthold Liertke-Daldrup               Weingartsweg 37
                                           40668 Meerbusch
                                           Germany
                                           Facsimile:


By: /s/ Berthold Liertke-Daldrup           47957 Avalon Heights Terrace
    ----------------------------           Fremont, California
By: /s/ Rolf Thaler                        USA 94539
    ---------------                        Facsimile:
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128
----------------------------------------
Hanz Betz, Dr.


By: /s/ Berthold Liertke-Daldrup           Leipziger Strasse 101
    ----------------------------           47918 Toenisvorst
By: /s/ Rolf Thaler                        Germany
    --------------                         Facsimile:
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128
----------------------------------------
Holger Siegwarth


By: /s/ Berthold Liertke-Daldrup           Westerwaldstrasse 71
    ----------------------------           45133 Essen
By: /s/ Rolf Thaler                        Germany
    ---------------                        Facsimile:
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128
----------------------------------------
Jochen Melchior, Dr.


By: /s/ Berthold Liertke-Daldrup           Angerweise 24
    ---------------------------            85567 Grafing
By: /s/ Rolf Thaler                        Germany
    --------------                         Facsimile:
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128
----------------------------------------
Peter Augustin


By: /s/ Berthold Liertke-Daldrup           Gilsingstrasse 52
    ----------------------------           44789 Bochum
By: /s/ Rolf Thaler                        Germany
    ---------------                        Facsimile:
Title:  By Proxy: West Steag Partners
GmbH, Ruttenscheider Str. 1-3, D - 45128
----------------------------------------
Peter Lockowandt, Dr.


/s/ Rolf Thaler, Dr.                       Erich-Greffin-Weg 46
                                           48167 Muenster
                                           Germany
                                           Facsimile: